EXHIBIT B
                                                                    ---------

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                    September 30, 1999      September 30, 1999

Operating Expenses:
  Operation Expense                     $  3,672                $ 23,970
  Other Taxes                              1,000                   1,871
                                        --------               ---------

Total Operating Expenses                   4,672                  25,841
                                        --------                --------

Other Income:
  Interest Income                          9,495                  36,968
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                                   -                       -
    Enerchange                                 -                       -
                                        --------                --------
                                           9,495                  36,968
                                        --------                --------

Other Deductions:
  Interest                                     0                     177
                                        --------                --------

Pretax Income                              4,823                  10,950
                                        --------                --------

Income Taxes - Current                    (3,253)                  2,684
             - Deferred                    5,692                   5,322
                                        --------                --------
                                           2,439                   8,006
                                        --------                --------

Net Income                              $  2,384                $  2,944
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